                   FIRST AMENDMENT TO AMENDED AND RESTATED
                   REVOLVING CREDIT AND TERM LOAN AGREEMENT

        THIS FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (the "First Amendment"), made and entered into as of the 28th day of June, 1996, by and between DOANE PRODUCTS COMPANY, a Delaware corporation ("Borrower"), MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION, a national banking association, SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, a national banking association, HARRIS TRUST AND SAVINGS BANK, an Illinois state banking corporation, HIBERNIA NATIONAL BANK, a national bank, NBD BANK, a Michigan banking corporation, and BANK OF OKLAHOMA, N.A., a national banking association (collectively referred to herein as the "Banks"), and MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION, a national banking association, as agent for the Banks (in such capacity, the "Agent").

                                 WITNESSETH:

        WHEREAS, Borrower, Agent and Banks entered into an Amended and Restated Revolving Credit and Term Loan Agreement dated February 28, 1996 (as amended, the "Credit Agreement"); and

        WHEREAS, Borrower has requested that the Credit Agreement be amended and modified as hereinafter set forth, to which said amendments and modifications Agent and Banks are willing to agree;

        NOW, THEREFORE, in consideration of the premises and the mutual provisions and agreements hereinafter set forth, the parties hereto do hereby mutually promise and agree as follows:

        1. Section 10.1(m)(i) of the Credit Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                (i) Minimum Consolidated EBITDA. Borrower will have and maintain a Consolidated EBITDA, determined for the four-quarter period ending on the date of each such calculation hereunder, of at least:


         For Fiscal Quarters
         Ended On Or Between                    Minimum Consolidated EBITDA
         -------------------                    ---------------------------
June 30, 1996                                           $37,500,000.00
September 30, 1996                                       32,500,000.00
December 31, 1996                                        32,500,000.00
March 31, 1997                                           34,000,000.00
June 30, 1997                                            37,000,000.00
September 30, 1997                                       41,500,000.00
October 1, 1997 through September 30, 1998               45,200,000.00
October 1, 1998 through September 30, 1999               47,000,000.00


October 1, 1999 through September 30, 2000               48,500,000.00


        2. Section 10.1(m)(ii) of the Credit Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                (ii)    Minimum Consolidated Cash Flow Coverage Ratio.
        Borrower will have and maintain a Consolidated Cash Flow Coverage Ratio of at least (i) 0.85 to 1.0 at all times up to and including June 30, 1996, (ii) 0.70 to 1.0 at all times during the period commencing
        July 1, 1996 and ending June 30, 1997, (iii) 0.85 to 1.0 at all times during the period commencing July 1, 1997 and ending September 30, 1997, (iv) 0.90 to 1.0 at all times during the period commencing October 1, 1997 and ending September 30, 1998, (v) 1.05 to 1.0 at all time during the period commencing October 1, 1998 and ending September 30, 1999, and (vi) 1.10 to 1.0 at all times from and after October 1, 1999.

        3. Section 10.1(m)(iii) of the Credit Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                (iii) Maximum Consolidated Total Debt to Consolidated EBITDA. Borrower will at all times have and maintain a ratio of Consolidated Total Debt to Consolidated EBITDA which is less than or equal to the following:


        For Fiscal Quarters                     Maximum Consolidated Total
        Ended On Or Between                     Debt to Consolidated EBITDA
        -------------------                     ---------------------------
June 30, 1996                                           6.00 to 1.00
September 30, 1996                                      6.75 to 1.00
December 31, 1996                                       6.60 to 1.00
March 31, 1997                                          6.25 to 1.00
June 30, 1997                                           5.50 to 1.00
September 30, 1997                                      5.00 to 1.00
October 1, 1997 through September 30, 1998              4.65 to 1.00
October 1, 1998 through September 30, 1999              4.25 to 1.00
October 1, 1999 through September 30, 2000              3.90 to 1.00


        4. Borrower hereby represents and warrants to Agent and Banks that:

                (a) The execution, delivery and performance by Borrower of this First Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official. The execution, delivery and performance by Borrower of this First Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, and Borrower is not now in default under or in violation of, the terms of the Articles of Incorporation or Bylaws of Borrower, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality, or any agreement or instrument to which Borrower is a party or by which it is bound or to which it is subject;

            (b) This First Amendment has been duly executed and delivered and constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms; and

            (c) As of the date hereof, all of the covenants, representations and warranties of Borrower set forth in the Credit Agreement are true and correct and no "Event of Default" (as defined therein) under or within the meaning of the Credit Agreement has occurred and is continuing.

        5. All references in the Credit Agreement to "this Credit Agreement" and any other references of similar import shall henceforth mean the Credit Agreement as amended by this First Amendment.

        6. This First Amendment shall be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations hereunder or thereunder.

        7. This First Amendment shall be governed by and construed in accordance with the internal laws of the State of Missouri.

        8. In the event of any inconsistency or conflict between this First Amendment and the Credit Agreement, the terms, provisions and conditions of this First Amendment shall govern and control.

        9. The Credit Agreement, as hereby amended and modified, is and shall remain the binding obligation of Borrower and all of the provisions, terms, stipulations, conditions, covenants and powers contained therein shall stand and remain in full force and effect, except only as the same are herein and hereby specifically varied or amended, and the same are hereby ratified and confirmed. This First Amendment amends the Credit Agreement and is not a novation thereof. If any installment of principal or interest on any of the Notes (as defined in the Credit Agreement) shall not be paid when due as provided in the Notes, the holders of the Notes shall be entitled to and may exercise all rights and remedies under the Notes and the Credit Agreement and any of the other Transaction Documents (as defined in the Credit Agreement).

       10. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR
TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER, AGENT AND BANKS FROM ANY MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER, AGENT AND BANKS COVERING SUCH MATTERS ARE CONTAINED IN THE CREDIT AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, WHICH CONSTITUTES A COMPLETE AND EXCLUSIVE STATEMENT OF THE

AGREEMENTS BETWEEN BORROWER, AGENT AND BANKS EXCEPT AS BORROWER, AGENT AND BANKS MAY LATER AGREE IN WRITING TO MODIFY. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.

        IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first written above on this 28th day of June, 1996.

                                DOANE PRODUCTS COMPANY


                                By: /s/ GEORGE B. KELLY
                                    --------------------------------------
                                    George B. Kelly, Chairman of the Board
                                West 20th & State Line Road
                                Joplin, Missouri 64804
                                Telecopy number: (417) 624-6788



                                MERCANTILE BANK OF ST. LOUIS
                                NATIONAL ASSOCIATION


                                By: /s/ JOHN C. BILLINGS
                                    --------------------------------------
                                    John C. Billings, Vice President
                                721 Locust Street
                                St. Louis, Missouri 63101
                                Telecopy number: (314) 425-2162



                                SOUTHTRUST BANK OF ALABAMA,
                                NATIONAL ASSOCIATION


                                By: /s/ STEPHEN F. VICKERY
                                    --------------------------------------
                                    Stephen F. Vickery, Vice President
                                Metropolitan Lending
                                420 North 20th Street
                                Birmingham, Alabama 35203
                                Telecopy number: (205) 254-5911

                                       HARRIS TRUST AND SAVINGS BANK



                                       By:  /s/ STEPHEN J. GRAY
                                           --------------------------------
                                           Stephen J. Gray, Vice President
                                           111 West Monroe Street
                                           P.O. Box 755
                                           Chicago, Illinois 60690-0755
                                           Telecopy number: (312) 461-2591



                                       HIBERNIA NATIONAL BANK



                                       By:  /s/ WILLIAM P. HARRINGTON
                                           -------------------------------------
                                           William P. Harrington, Vice President
                                           313 Carondelet Street, 6th Floor
                                           New Orleans, Louisiana 70130
                                           Telecopy number: (504) 533-2060



                                       NBD BANK



                                       By:  /s/ PAUL R. DEMELO
                                           ---------------------------------
                                           Paul R. DeMelo, Vice President
                                           Midwest Banking Division
                                           611 Woodward Avenue
                                           Detroit, Michigan 48226
                                           Telecopy number: (313) 225-2649




                                       BANK OF OKLAHOMA, N.A.



                                       By:  /s/ JANE P. FAULKENBERRY
                                           ------------------------------------
                                           Jane P. Faulkenberry, Vice President
                                           One Williams Center
                                           Tulsa, Oklahoma 74172
                                           Telecopy number: (918) 588-6880

                                       MERCANTILE BANK OF ST. LOUIS
                                       NATIONAL ASSOCIATION, as Agent



                                       By:  /s/ JOHN C. BILLINGS
                                           --------------------------------
                                           John C. Billings, Vice President
                                           721 Locust Street
                                           St. Louis, Missouri 63101
                                           Telecopy number: (314) 425-2162